Exhibit 99.1

Trex Company Reports Third Quarter 2008 Net Sales of $85.4 Million and EPS of $0.44

Achieves Gross Margin of 27.6%; Positive Cash Balance of $42.8 Million at Quarter-End

WINCHESTER, Va.--(BUSINESS WIRE)--October 29, 2008--Trex Company, Inc. (NYSE: TWP), manufacturer and distributor of Trex® decking, railing, fencing and trim, today announced financial results for the third quarter ended September 30, 2008.

Net sales for the third quarter of 2008 totaled $85.4 million compared to net sales of $64.0 million for the third quarter of 2007. The Company reported net income for the 2008 third quarter of $6.7 million, or $0.44 per diluted share, compared to a net loss of $41.2 million, or $2.77 per diluted share, for the 2007 third quarter. The Company’s third quarter 2007 results were adversely affected by $65.8 million in charges primarily relating to West coast production that exhibited surface flaking characteristics, including an increase to the warranty reserve and inventory valuation adjustments. Of these charges, $20.8 million were recognized in net sales. Before giving effect to these charges, net sales for the 2007 third quarter totaled $84.8 million.

For the nine months ended September 30, 2008, Trex Company reported net sales of $299.9 million, compared to net sales of $298.7 million for the same period in 2007. Net income for the 2008 nine-month period totaled $23.5 million, or $1.56 per diluted share, compared to a net loss of $34.9 million, or $2.35 per diluted share, for the 2007 nine-month period. The Company’s nine-month 2007 results were adversely affected by similar charges totaling $74.1 million, of which $25.3 million were recognized in net sales. Before giving effect to these charges, net sales for the 2007 nine-month period totaled $324.0 million.

The Company recognized an income tax benefit of $0.3 million and $0.2 million in the 2008 third quarter and nine-month results, respectively. The low 2008 effective tax rate, as compared to 2007, was primarily due to the recognition of a benefit resulting from the realization of a portion of the Company’s previously reserved deferred tax assets. As compared to the effective tax rates experienced in 2007, the 2008 effective tax rates have accounted for $0.17 and $0.56 of the increase in earnings per share for the 2008 third quarter and nine-month results, respectively.

President and CEO Ronald W. Kaplan commented, “Our focus on achieving operational excellence continued to pay off during the third quarter as we produced solid financial results despite an exceedingly challenging economic landscape. The productivity and process improvements and cost containment initiatives we implemented helped us make impressive progress during the third quarter in our business turnaround, as demonstrated by our continued year-over-year improvements in gross margin, which increased to 27.6% – or 30.3% on a pro forma basis – and free cash flow (defined as cash provided by operating activities less cash used in investing activities), which rose to $25.4 million. While many companies have struggled amidst the credit crisis, Trex has managed liquidity well, ending the period with a cash balance of $42.8 million as compared to cash holdings of $19.7 million at September 30, 2007.

“We are pleased that our third-quarter sales exceeded those for last year’s period, although by a smaller amount than we originally forecasted. In the toughest economy in decades, our decking, railing and fencing sales have all held up well as a result of our outstanding brand recognition, best-in-class products, expanded product offering, and our leading distribution presence.

“Our strong financial position, improving product mix, expanding distribution relationships and new branding campaign position us well to grow Trex’s market share. For example, we recently entered into a strategic partnership with one of our core pro-channel distributors, to serve as a full-line stocking distributor of TrexTrimTM, our ultra low-maintenance trim product.

“Given today’s extraordinarily unsettled economic climate, it is difficult to predict sales with great certainty. Based on current sales activity, coupled with our expectations for the remainder of the quarter, we project fourth-quarter 2008 net sales to be approximately $30 million, which is comparable to net sales realized in last year’s period. We expect the lower effective tax rate realized in the first nine months of the year to continue through 2008. We also expect the operational improvements we’ve implemented – and continue to make – to have a beneficial impact on the company’s bottom-line results.”

About the Attached Pro Forma Information

To supplement the Company’s Financial Statements presented in accordance with GAAP, the Company is providing Pro Forma information. The attached Pro Forma Profit and Loss Statements are not intended to be considered in isolation or as a substitute for the Financial Statements that were prepared in accordance with GAAP or as a measure of liquidity. The items excluded from the Pro Forma Profit and Loss Statements but reported in the Financial Statements are material, and should be considered in performing a comprehensive assessment of the Company’s overall financial results.

The Pro Forma Profit and Loss Statements provide meaningful supplemental information and are useful in understanding the Company’s results of operations and analyzing of trends because they eliminate certain unusual charges included in gross profit and income from operations. These adjusted financial measures are useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used by the Company in its financial and operational decision-making. In addition, investors, analysts and lenders benefit from referring to these adjusted measures when assessing the Company’s performance and expectations of future performance. However, this information should not be used as a substitute for the Company’s GAAP financial information; rather it should be used in conjunction with the Financial Statements prepared in accordance with GAAP.

Third Quarter 2008 Conference Call and Webcast Information

Trex will hold a conference call to discuss its 2008 third quarter results on Wednesday, October 29, 2008 at 10:00 a.m. ET. To participate in the live call by telephone, please dial 706-634-1218 and reference conference ID #66840671. A live webcast of the conference call will also be available to all investors in the Investor Relations section of the Trex Company website at www.trex.com. The call will also be simulcast at www.streetevents.com.

For those who cannot listen to the live broadcast, the webcast will be available on Trex’s website for 30 days. A telephone replay of the call will also be available for seven days, beginning at approximately 1:00 p.m. ET on October 29. To listen to the telephone replay, dial 706-645-9291 and enter conference ID #66840671.

About Trex Company

Trex Company is the nation’s largest manufacturer of composite decking, railing and fencing, with more than 15 years of product experience. Built on “green” principles and values, Trex makes its products from a unique formulation of reclaimed wood and waste plastic, combined through a proprietary process. Trex decking, railing and fencing offer significant design flexibility with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. In addition, Trex distributes ultra-low maintenance PVC decking under the trademark Trex Escapes® and PVC trim under the trademark Trex Trim™. For more information, visit the Company’s website, www.trex.com. Trex®, Trex Escapes® and Trex TrimTM are trademarks of Trex Company, Inc., Winchester, Va.

The statements in this press release regarding the Company's expected sales performance and operating results, its projections of net sales, net income, earnings per share and costs, its anticipated financial condition and its business strategy constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the sensitivity of the Company's business to general economic conditions; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008 and its subsequent reports on Form 10-Q filed on May 9, 2008 and August 6, 2008 discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

TREX COMPANY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008

Net sales	$63,971	$85,379	$298,663	$299,905

Cost of sales	73,631	61,827	254,530	215,372

Gross profit	(9,660)	23,552	44,133	84,533

Selling, general and administrative expenses	52,074	15,112	91,974	54,338

Income from operations	(61,734)	8,440	(47,841)	30,195

Interest expense, net	2,021	2,041	6,241	6,901

Income before income taxes	(63,755)	6,399	(54,082)	23,294

Provision for income taxes	(22,528)	(318)	(19,168)	(215)

Net income	$(41,227)	$6,717	$(34,914)	$23,509

Diluted earnings per share	$(2.77)	$0.44	$(2.35)	$1.56

Diluted weighted average shares outstanding	14,892,507	15,253,680	14,878,951	15,082,325

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	31-Dec-07	30-Sep-08
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66	$42,757
Accounts receivable, net	6,588	19,177
Inventories	92,569	49,052
Prepaid expenses and other assets	2,617	3,250
Income taxes receivable	2,376	2,532
Deferred income taxes	16,007	16,007
Total current assets	120,223	132,775
Property, plant and equipment, net	193,944	181,315
Goodwill	6,837	6,837
Other assets	7,722	7,869
Total assets	$328,726	$328,796
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$41,359	$32,288
Accrued warranty	21,084	11,137
Current portion long-term debt	1,198	1,267
Total current liabilities	63,641	44,692
Deferred income taxes	15,763	15,798
Accrued taxes	3,620	3,525
Non-current accrued warranty	18,901	13,634
Debt-related derivatives	1,044	1,054
Long-term debt, net of current portion	131,730	130,770
Total liabilities	234,699	209,473
Stockholders’ equity:
Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	--	--
Common stock, $0.01 par value, 40,000,000 shares authorized; 15,076,738 and 15,318,445 shares issued and outstanding at December 31, 2007 and September 30, 2008	151	155
Additional paid-in capital	66,523	68,245
Accumulated other comprehensive income (loss)	(557)	(496)
Retained earnings	27,910	51,419
Total stockholders’ equity	94,027	119,323
Total liabilities and stockholders’ equity	$328,726	$328,796

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2007	2008
OPERATING ACTIVITIES
Net income	$(34,914)	$23,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,552	19,522
Other non-cash charges	(15,477)	1,667
Changes in operating assets and liabilities	49,305	5,929

Net cash provided by operating activities	$15,466	$50,627

INVESTING ACTIVITIES	$(21,197)	$(6,874)

FINANCING ACTIVITIES	$24,805	$(1,062)

Net increase in cash and cash equivalents	$19,074	$42,691
Cash and cash equivalents at beginning of period	$672	$66

Cash and cash equivalents at end of period	$19,746	$42,757

Trex Company, Inc.
Pro Forma Profit and Loss Statement
Three Months Ended September 30
(amounts in 000's)

	Three Months Ended September 30, 2008			Three Months Ended September 30, 2007

	Q3 '08		Q3 '08	Q3 '07		Q3 '07
	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma
Net sales	$85,379	$0	$85,379	$63,971	$20,864	$84,835

Cost of sales	$61,827	($2,291)	$59,536	$73,631	($9,400)	$64,231

Gross profit	$23,552	$2,291	$25,843	($9,660)	$30,264	$20,604
% of Net sales	27.6%		30.3%	-15.1%		24.3%

SG&A expenses	$15,112	($458)	$14,654	$52,074	($35,521)	$16,553
% of Net Sales	17.7%		17.2%	81.4%		19.5%

Income from operations	$8,440	$2,749	$11,189	($61,734)	$65,785	$4,051
% of Net sales	9.9%		13.1%	-96.5%		4.8%

Pro Forma Adjustments

1. Q3 '08 - Total adjustments of $2.7 million. $2.3 million of adjustments to cost of sales, $1.4 million related to inventory valuation adjustments for finished goods product that was manufactured at the Company's idled Olive Branch site and $0.9 million of freight expense to move inventories from the Olive Branch site to our other two production facilities. $0.5 million of adjustments to SG&A expenses related to incremental incentive compensation compared to Q3 '07 and severance charges.

2. Q3 '07 - Total adjustments of $65.8 million. $20.8 million of adjustments to net sales primarily for material costs related to West coast production that exhibited surface flaking characteristics. $9.4 million of adjustments to cost of sales related to inventory valuation adjustments. $35.5 million of adjustments to SG&A expenses all of which related to goodwill for West coast production that exhibited surface flaking characteristics. Total charges recognized to net sales and SG&A expenses related to West coast surface flaking was $56.0 million, which includes actual expenditures recognized during the three-month period and the increase to the warranty reserve at September 30, 2007. Effective October 1, 2007, these costs have been recognized against the warranty reserve.

Trex Company, Inc.
Pro Forma Profit and Loss Statement
Nine Months Ended September 30
(amounts in 000's)

	Nine Months Ended September 30, 2008			Nine Months Ended September 30, 2007

	YTD '08		YTD '08	YTD '07		YTD '07
	Reported	Adjustments	Pro Forma	Reported	Adjustments	Pro Forma
Net sales	$299,905	$0	$299,905	$298,663	$25,367	$324,030

Cost of sales	$215,372	($4,743)	$210,629	$254,530	($11,254)	$243,276

Gross profit	$84,533	$4,743	$89,276	$44,133	$36,621	$80,754
% of Net sales	28.2%		29.8%	14.8%		24.9%

SG&A expenses	$54,338	($7,457)	$46,881	$91,974	($37,492)	$54,482
% of Net Sales	18.1%		15.6%	30.8%		16.8%

Income from operations	$30,195	$12,200	$42,395	($47,841)	$74,113	$26,272
% of Net sales	10.1%		14.1%	-16.0%		8.1%

Pro Forma Adjustments

1. YTD '08 - Total adjustments of $12.2 million. $4.7 million of adjustments to cost of sales, $3.2 million of which related to inventory valuation adjustments, primarily related to inventory manufactured at the Company's idled Olive Branch site, $0.9 million of freight expense to move inventories from the Olive Branch site to our other two production facilities and $0.6 million related to a change in the depreciable lives on certain assets related to raw material storage. $7.5 million of adjustments to SG&A expenses, $5.7 million of which related to incremental incentive compensation compared to the YTD '07 period due to improved financial performance, $1.0 million due to severance expense primarily related to the first quarter reduction in force and $0.8 million of costs related to a patent infringement legal proceeding.

2. YTD '07 - Total adjustments of $74.1 million. $25.3 million of adjustments to net sales primarily for material costs related to West coast production that exhibited surface flaking characteristics. $11.3 million of adjustments to cost of sales related to inventory valuation adjustments. $37.5 million of adjustments to SG&A expenses, $40.7 million of which was goodwill related to West cost production that exhibited surface flaking characteristics and a $3.25 million credit for a settlement with ExxonMobil, which represented a portion of the attorney's fees incurred by the Company in connection with a patent infringement litigation. Total charges recognized to net sales and SG&A expenses for the West coast surface flaking was $65.7 million, which includes actual expenditures recognized during the nine-month period and the increase to the warranty reserve at September 30, 2007. Effective October 1, 2007, these costs have been recognized against the warranty reserve.

CONTACT:
Trex Company, Inc.
James Cline, 540-542-6300
Chief Financial Officer
OR
Lippert/Heilshorn & Associates
Harriet Fried, 212-838-3777